UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2015

TRIUMPH GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12235	51-0347963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

899 Cassatt Road, Suite 210		19312
Berwyn, Pennsylvania		(Zip Code)
(Address of principal executive offices)

(610) 251-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
On May 14, 2015, the Compensation and Management Development Committee (the “Committee”) of the Board of Directors of Triumph Group, Inc. (the “Company”) approved the compensation of Richard C. Ill, the Company’s President and Chief Executive Officer, for the fiscal year ending March 31, 2016. The compensation package will consist of the following:

•	A base salary of $900,000;

•	an annual bonus for target performance set at 100% of base salary, but may be as high as 150% of base salary if maximum performance is achieved, or up to $1.35 million;

•
a grant under the Company’s Executive Incentive Plan with a target payout of cash and restricted stock having a combined value equal to 100% of base salary at target performance with a maximum payout of 150% of base salary, upon achievement of established goals; and

•	a special cash bonus equal to 50% of base salary for 100% achievement of established objectives, or $450,000.
Accordingly, the target compensation for Mr. Ill for the fiscal year ending March 31, 2016 is $3.15 million, with a potential maximum compensation of $4.05 million if certain maximum performance objectives are met. The specific performance goals for the fiscal year ending March 31, 2016 are not yet finalized.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 20, 2015	TRIUMPH GROUP, INC.

		By:	/s/ John B. Wright, II
John B. Wright, II
Vice President, General Counsel and Secretary